UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 4, 2007


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)

           Nevada                     000-22855                  95-4780218
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)

       12224 Montague Street
            Pacoima, CA                                            91331
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (818) 899-4686

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective May 1, 2007, the Board of Directors of American Soil Technologies, Inc. (the "Company") dismissed Epstein Weber & Conover, PLC, Certified Public Accountants ("Epstein") as its independent auditors for the fiscal year ended December 31, 2007 and approved the engagement of KMJ/Corbin and Company, LLP ("KMJ") as Epstein's replacement. The decision to change auditors was approved by the Company's Board of Directors.

For the last two fiscal years, Epstein's reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Epstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Epstein would have caused Epstein to make reference to the matter in their reports.

The Company has provided a copy of this disclosure to Epstein and requested Epstein to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Epstein agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of Epstein's response is included as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

     16.1 Letter dated May 1, 2007 from Epstein regarding the statements made by the Company in this Current Report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 4, 2007                     AMERICAN SOIL TECHNOLOGIES, INC.


                                       By: /s/ Carl P. Ranno
                                           -------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President

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